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                                                                      EXHIBIT 21





                                WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                                  Incorporated
        Name of Company               In                 Subsidiary Of
        --------------            ------------           -------------
House of Advertising, Inc.          Wisconsin           Weyco Group, Inc.

Weyco Investments, Inc.              Nevada             Weyco Group, Inc.